Exhibit 10.1

PURCHASE AGREEMENT

between

NISSAN MOTOR ACCEPTANCE COMPANY LLC

as Seller,

and

NISSAN AUTO RECEIVABLES COMPANY II LLC,

as Purchaser

Dated as of September 30, 2026

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PURCHASE AGREEMENT

This PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) is made as of September 30, 2026, by and between NISSAN MOTOR ACCEPTANCE COMPANY LLC, a Delaware limited liability company (the “Seller”), and NISSAN AUTO RECEIVABLES COMPANY II LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, in the regular course of its business, the Seller purchases certain motor vehicle retail installment sale contracts secured by new, near-new and used automobiles and light duty trucks from motor vehicle dealers;

WHEREAS, the Seller is willing to sell a portfolio of receivables arising in connection with such contracts to the Purchaser; and

WHEREAS, the Purchaser desires to purchase such portfolio of receivables.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Terms not defined in this Agreement shall have the respective meanings assigned such terms set forth in Appendix A to the Sale and Servicing Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Sale and Servicing Agreement”), by and among Nissan Auto Receivables Company II LLC, as seller, Nissan Motor Acceptance Company LLC, as servicer (the “Servicer”), Nissan Auto Receivables 2026-B Owner Trust, as issuer, and U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”).

Section 1.2 Other Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) references to an Article or Section such as “Article One” or “Section 1.01” shall refer to the applicable Article or Section of this Agreement, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Agreement include all Exhibits hereto, (xi) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding” and (xii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form.

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ARTICLE II

PURCHASE AND SALE OF RECEIVABLES

Section 2.1 Purchase and Sale of Receivables. In consideration of the promises and the agreements, provisions and covenants herein contained and other good and valuable consideration to be delivered to the Seller hereunder, the Seller does hereby sell, transfer, assign and otherwise convey to the Purchaser, without recourse (but subject to the Seller’s obligations in this Agreement), the following (collectively, the “Purchased Assets”):

(i) all right, title and interest of the Seller in and to the Receivables listed on the Schedule of Receivables (including all related Receivable Files) and all monies due thereon or paid thereunder or in respect thereof after the Cut-off Date;

(ii) the right of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any related property;

(iii) the right of the Seller in any proceeds from claims on any physical damage, credit, life and disability insurance policies covering the Financed Vehicles or the Obligors;

(iv) the right of the Seller to receive payments in respect of any Dealer Recourse with respect to the Receivables;

(v) the right of the Seller to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable;

(vi) the right of the Seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and

(vii) all proceeds of the foregoing;

provided that the Seller shall not be required to deliver to the Purchaser on the Closing Date monies received in respect of the Receivables after the Cut-off Date and before the Closing Date but shall or shall cause the Servicer to deposit such monies into the Collection Account no later than the Business Day preceding the first Distribution Date.

The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the Seller to the Obligors, insurers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

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Section 2.2 Receivables Purchase Price. In consideration for the Receivables and the other Purchased Assets, the Purchaser shall, on the Closing Date, pay to the Seller an amount equal to the fair market value of the Purchased Assets, which amount (a) shall be paid to the Seller in cash by federal wire transfer (same day) funds in an amount agreed to by the Seller and the Purchaser and (b) to the extent not paid in cash by the Purchaser, shall constitute a capital contribution by the Seller to the Purchaser that increases the Seller’s equity interest in the Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the Closing Date:

(a) Organization, etc. The Purchaser is duly organized, validly existing and in good standing under the laws of the state of its formation, with power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

(b) Due Authorization and No Violation. This Agreement has been duly authorized, executed and delivered by the Purchaser, and constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general equitable principles, regardless of whether such enforceability shall be considered in a proceeding in equity or law. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms or provisions of, nor constitute (with or without notice or lapse of time) a default under, the governing documents of the Purchaser, or any indenture, agreement or other instrument to which the Purchaser is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the Purchaser’s knowledge, any order, rule or regulation applicable to the Purchaser of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

(c) No Litigation. There are no proceedings or investigations pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and, to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; other than such proceedings that would not have a material adverse effect upon the ability of the Purchaser to perform its obligations under, or the validity and enforceability of, this Agreement.

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Section 3.2 Representations and Warranties of the Seller.

(a) The Seller hereby represents and warrants to the Purchaser as of the Closing Date:

(i) Organization, etc. The Seller is duly organized, validly existing and in good standing under the laws of the state of its formation and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification and where the failure to so qualify would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(ii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary acts. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles, regardless of whether such enforceability shall be considered in a proceeding in equity or law.

(iii) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in a breach of any of the terms or provisions of, nor constitute (with or without notice or lapse of time) a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller is a debtor or guarantor, nor will such action result in any violation of the provisions of the governing documents of the Seller; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(iv) No Proceedings. There are no proceedings or investigations pending to which the Seller is a party or of which any property of the Seller is the subject, and, to the Seller’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings that would not have a material adverse effect upon the ability of the Seller to perform its obligations under, or the validity and enforceability of, this Agreement.

(b) The Seller makes the representations and warranties set forth on Schedule I hereto as to the Receivables on which the Purchaser relies in accepting the Receivables. Such representations and warranties speak as of the Closing Date (or as of such date expressly set forth therein), but shall survive the sale, transfer and assignment of the Receivables to the Purchaser hereunder and the subsequent assignment and transfer pursuant to the Sale and Servicing Agreement. The Seller hereby agrees that the Issuer shall have the right to enforce any and all rights under this Agreement assigned to the Issuer under the Sale and Servicing Agreement, including the right to cause the Seller to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Schedule I, directly against the Seller as though the Issuer were a party to this Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Depositor.

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(c) The Seller makes the following representations and warranties regarding the Purchased Assets, which representations and warranties speak as of the Closing Date (or as of such date expressly set forth therein), but shall survive the sale, transfer and assignment of the Purchased Assets to the Purchaser hereunder and the subsequent assignment and transfer pursuant to the Sale and Servicing Agreement:

(i) The Receivables and the other Purchased Assets have been validly assigned by the Seller to the Purchaser pursuant to this Agreement.

(ii) The information set forth in the Schedule of Receivables was true and correct in all material respects as of the opening of business on the Cut-off Date (or as of such date expressly set forth therein).

(iii) No selection procedures believed to be adverse to the Securityholders were used to select the Receivables and other Purchased Assets.

(iv) Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to the Receivables and other Transferred Assets free and clear of all Liens, and immediately upon the transfer thereof, the Purchaser, for the benefit of the Noteholders and Certificateholders, shall have good and marketable title to the Transferred Assets, free and clear of all Liens and adverse interests of others.

(v) Other than the security interest granted to the Purchaser pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or other Transferred Assets to any other Person. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of the collateral covering the Receivables or other Transferred Assets other than any financing statement relating to the security interest granted to the Purchaser hereunder or a financing statement as to which the security interest covering the Receivables or other Transferred Assets has been released. The Seller is not aware of any judgment or tax lien filings against the Seller.

ARTICLE IV

COVENANTS OF THE SELLER

Section 4.1 Protection of Right, Title and Interest.

(a) The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser in the Receivables and the other Purchased Assets (other than any such Purchased Assets, to the extent that the interest of the Purchaser therein cannot be perfected by the filing of a financing statement). The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

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(b) The Seller shall notify the Purchaser within 30 days after any change of its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Sections 9-506 and 9-507 of the UCC, and shall promptly file appropriate additional financing statements and amendments to previously filed financing statements or continuation statements.

(c) The Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the Receivables to the Purchaser, the Seller’s master computer records that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser.

(d) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser (or any subsequent assignee of the Purchaser).

Section 4.2 Other Liens or Interests. Except for the conveyances and grants of security interests hereunder and contemplated pursuant to this Agreement and the other Basic Documents, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Seller shall defend the right, title and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller’s obligations under this Section 4.2 shall terminate upon the termination of the Issuer pursuant to Section 9.01 of the Trust Agreement.

Section 4.3 Repurchase Events and Seller’s Assignment of Repurchased Receivables.

(a) The Seller or the Purchaser, as the case may be, shall inform the other party to this Agreement promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties pursuant to Section 3.2(b) that materially and adversely affects the interests of the Securityholders in any Receivable; provided, that delivery of the Servicer’s Certificate by the Servicer shall be deemed to constitute prompt written notice by the Purchaser of such breach. If the breach materially and adversely affects the interests of the Securityholders in such Receivable, then the Seller shall either (a) correct or cure such breach or (b) repurchase such Receivable from the Purchaser (or its assignee), in either case on or before the Distribution Date following the end of the Collection Period which includes the 60th day (or, if the Seller elects, an earlier date) after the date that the Seller became aware or was notified of such breach. Any such breach shall be deemed not to have a material and adverse effect if such breach or failure does not affect the ability of the Purchaser (or its assignee) to receive and retain timely payment in full of such Receivable. In consideration of the purchase of the Receivables, the Seller shall remit (or cause to be remitted) the Repurchase Payment in the manner specified in Section 5.05 of the Sale

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and Servicing Agreement. Upon payment of such Repurchase Payment by the Seller, the Purchaser (or its assignee, as applicable) shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably requested of it to vest in the Seller or its designee any Receivable and any related Purchased Assets repurchased pursuant hereto. The sole remedy of the Purchaser, the Issuer, the Indenture Trustee (by operation of the assignment of the Purchaser’s rights hereunder pursuant to the Indenture), or any Securityholder with respect to a breach of the Seller’s representations and warranties pursuant to Section 3.2(b), shall be to require the Seller to repurchase Receivables pursuant to this Section.

(b) With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser (or its assignee, as applicable) shall be deemed to assign, without recourse, representation or warranty (other than that it has good and marketable title to such Receivables) (and without the need of any further written assignment), to the Seller all the Purchaser’s (or such assignee’s, as applicable) right, title and interest in and to such Receivables, and all security and documents relating thereto.

Section 4.4 Dispute Resolution.

(a) If the Purchaser, Issuer, an Investor, the Owner Trustee (acting at the direction of a Certificateholder) or the Indenture Trustee (acting at the direction of an Investor pursuant to Section 7.07 of the Indenture) (the “Requesting Party”) requests that NMAC repurchase any Receivable pursuant to Section 4.3 (the party or parties requested to repurchase a receivable, the “Requested Party” or “Requested Parties”) and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by NMAC, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation or arbitration pursuant to this Section 4.4. If the Requesting Party is the Indenture Trustee or the Owner Trustee, the Indenture Trustee or the Owner Trustee, as applicable, will follow the direction of the related Investor or Certificateholder, as applicable, during the mediation or arbitration. If both the Owner Trustee (on behalf of one or more Certificateholders) and the Indenture Trustee (on behalf of one or more Investors) are Requesting Parties, then the Indenture Trustee as Requesting Party (at the direction of the Investor that directed the Indenture Trustee to make the repurchase request) shall have the right to make the selection of mediation or arbitration.

(b) The Requesting Party will provide notice in accordance with the provisions of Section 5.5 of its intention to refer the matter to mediation or arbitration, as applicable, to the Requested Parties, with a copy to the Issuer, the Owner Trustee and the Indenture Trustee. NMAC agrees that it will participate in the resolution method selected by the Requesting Party to the extent it is a Requested Party. The Requested Party shall provide notice to the Purchaser, Issuer, the Owner Trustee, and the Indenture Trustee that the Requested Party has received a request to mediate or arbitrate a repurchase request. Upon receipt of such notice, the Purchaser, the Issuer, the Owner Trustee and the Indenture Trustee shall advise the Requesting Party and Requested Party of an intent to join in the mediation or arbitration, which shall result in their being joined as a Requesting Party in the proceeding. A Requesting Party may not initiate a mediation or arbitration pursuant to this Section 4.4 with respect to a Receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that Requesting Party or another

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Requesting Party) but will have the right to join an existing mediation or arbitration with respect to that Receivable if the mediation or arbitration has not yet concluded, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding.

(c) If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i) The mediation will be administered by a nationally recognized arbitration and mediation association selected by the Requesting Party and conducted pursuant to such association’s mediation procedures in effect at such time.

(ii) The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

(iii) The mediator is required to be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

(d) If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i) The arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties, and if the parties are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii) The arbitrator is required to be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by AAA.

(iii) The arbitrator will make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and the Requested Party shall not be required to pay more than the applicable Repurchase Amount with respect to any receivable which such Requested Party is required to repurchase under the terms of this Agreement. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. If an Asset Review was conducted in connection with the Receivables that are the subject of the arbitration, then the arbitrator will determine the party or parties required to pay the related Asset Reviewer Fee. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable absent manifest error and may be enforced in any court of competent jurisdiction.

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(iv) By selecting arbitration, the Requesting Party is waiving the right to sue in court, including the right to a trial by jury.

(v) No person may bring a putative or certified class action to arbitration.

(e) For the avoidance of doubt, neither the Owner Trustee nor the Indenture Trustee shall be responsible to evaluate the qualifications of any mediator or arbitrator, or for paying the costs, expenses and fees of any mediation or arbitration initiated by a Requesting Party in accordance with this Section 4.4.

(f) The following provisions will apply to both mediations and arbitrations:

(i) Any mediation or arbitration will be held in New York, New York or such other location mutually agreed to by the Requesting Party and the Requested Parties;

(ii) Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law;

(iii) The details and/or existence of any unfulfilled repurchase request, any meetings or discussions regarding any unfulfilled repurchase request, mediations or arbitration proceedings conducted under this Section 4.4, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to resolve an unfulfilled repurchase request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except disclosures required by Applicable Law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 4.4) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that the Requested Party, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party, except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 4.4, and the Asset Representations Reviewer, if an Asset Review has been conducted, if the disclosing Party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a

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third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1 Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

Section 5.2 Issuer. The Seller acknowledges that the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables and other Purchased Assets to the Issuer and assign its rights under this Agreement to the Issuer and that the Issuer will assign such rights to the Indenture Trustee for the benefit of the holders of the Notes, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under Section 4.3(a) and the obligations under Section 4.3(b) are intended to benefit the Issuer and the holders of the Notes. The Seller hereby consents to such sales and assignments.

Section 5.3 Amendment.

(a) Any term or provision of this Agreement may be amended by the Seller and the Purchaser, without the consent of any other Person, subject to the satisfaction of one of the following conditions:

(i) the Seller delivers an Officer’s Certificate or Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Purchaser notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement may also be amended by the parties hereto (i) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders with the consent of the holders of Notes evidencing at least a majority of the Outstanding Principal Amount of the Controlling Class of the Notes or (ii) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders with the consent of Certificateholders evidencing at least a majority of the beneficial interest in the Outstanding Certificates. It will not be necessary for the

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consent of Noteholders or Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. For purposes of this Section 5.3, if NMAC and/or its Affiliates is the holder of Notes representing 100% of the Outstanding Principal Amount of the Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether NMAC and/or its Affiliates is the holder of Notes representing 100% of the Outstanding Principal Amount of the Notes for purposes of the preceding sentence, any party shall be entitled to rely on an Officer’s Certificate or similar certification of NMAC or any Affiliate thereof to such effect:

(c) No amendment pursuant to this Section 5.3 shall be effective which affects the rights, protections, liabilities or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties, liabilities or immunities under this Agreement.

(d) Prior to the execution of any amendment to this Agreement, the Seller shall provide each Rating Agency, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. Promptly after the execution of any amendment to this Agreement, the Seller shall furnish a copy of such amendment to each Rating Agency, the Indenture Trustee and the Owner Trustee.

(e) In the event that any Certificates are held by anyone other than NMAC or any of its Affiliates, this Agreement may only be amended if, in addition, (i) Certificateholders evidencing at least a majority of the beneficial interest in the Outstanding Certificates consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Seller or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

Section 5.4 Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any other power, right or remedy.

Section 5.5 Notices. All demands, notices, communications and instructions upon or to the Administrator, the Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, mailed by certified mail, return receipt requested, or delivered electronically by email (if an email address is provided), and shall be deemed to have been duly given upon receipt, in each case as specified on Schedule I to the Sale and Servicing Agreement or at such other address as shall be designated by written notice to the other parties. All notices, requests, reports, consents or other communications required to be delivered to the Rating Agencies by the Administrator hereunder shall be delivered by the Administrator to each Rating Agency then rating the Notes; provided, however, that all notices, requests, reports, consents or other communications required to be delivered to the Rating Agencies hereunder or under any other Basic Document shall be deemed to be delivered if a copy of such notice, request, report, consent or other communication has been posted on any website maintained by or on behalf of NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

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Section 5.6 Survival. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect until such time as the parties hereto shall agree.

Section 5.7 Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 5.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 5.9 Counterparts and Electronic Signature. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider) appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Agreement or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 5.10 Transfers Intended as Sales; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments and contributions without recourse rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Purchased Assets shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and transfers by the Seller of the Receivables and related Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectability of the Receivables.

12	NAROT 2026-B Purchase Agreement

(b) Notwithstanding the foregoing, in the event that the Receivables and other Purchased Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Purchased Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller of, and the Seller hereby grants to the Purchaser, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Purchased Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii) The possession by the Purchaser or its agent of the Receivable Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law.

Section 5.11 No Petition. Notwithstanding any prior termination of this Agreement, the parties hereto shall not, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party, acquiesce, petition or otherwise invoke or cause such Bankruptcy Remote Party to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such Bankruptcy Remote Party under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Bankruptcy Remote Party or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

Section 5.12 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

13	NAROT 2026-B Purchase Agreement

(b) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 5.5 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Basic Document, or any matter arising hereunder or thereunder.

Section 5.13 Third Party Beneficiaries. The Indenture Trustee (for the benefit of itself and the Noteholders) is an express third-party beneficiary of this Agreement and entitled to enforce this Agreement against the parties hereto.

Section 5.14 Severability of Provisions. If any one or more of the agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the other rights of the parties hereto.

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14	NAROT 2026-B Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NISSAN MOTOR ACCEPTANCE COMPANY LLC

By:
Name:
Title:

NISSAN AUTO RECEIVABLES COMPANY II LLC

By:
Name:
Title:

S-1	NAROT 2026-B Purchase Agreement

Schedule I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RECEIVABLES

(a)	Characteristics of Receivables. Such Receivable:

a.

has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle, has been fully and properly executed or authenticated by the parties thereto, and has been validly assigned by such Dealer to NMAC;

b.	created a valid and enforceable security interest in favor of NMAC in such Financed Vehicle;

c.	contains provisions that entitle the holder thereof to realize on the collateral as security;

d.

provides for level monthly payments that fully amortize the Amount Financed over an original term of no greater than 84 payments, except that (i) the payment amount in the first or last month in the life of the Receivable may be minimally different from the level payment amount and (ii) the initial payment on such Receivable may have been deferred for up to 92 days; and

e.	provides for interest at the related APR.

(b)	Compliance with Law. Such Receivable complied at the time it was originated or made with all requirements of applicable federal, state and local laws, and regulations thereunder.

(c)

Binding Obligation. Such Receivable represents the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) the effect of general equitable principles and (iii) the potential unenforceability of waivers of jury trial provisions in certain states.

(d)

Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof pursuant to the terms of the Basic Documents, such Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of NMAC as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of NMAC as secured party.

(e)	Repossession. As of the Cut-off Date, according to the records of NMAC, the Financed Vehicle related to such Receivable has not been repossessed and the possession thereof has not been reinstated.

Schedule I-1	NAROT 2026-B Purchase Agreement

(f)

Receivables in Force. The records of the Servicer do not reflect that such Receivable has been satisfied, subordinated or rescinded, nor that any Financed Vehicle has been released from the lien granted by the related Receivable in whole or in part.

(g)	No Defenses. The records of the Servicer do not reflect that such Receivable is subject to any asserted or threatened right of rescission, setoff, counterclaim or defense.

(h)

No Default; No Waiver. The records of the Servicer reflect that, except for payment defaults continuing for a period of not more than 29 days as of the Cut-off Date, no default, breach, violation or event permitting acceleration under the terms of such Receivable has occurred and NMAC has not waived any of the foregoing.

(i)	Insurance. The Obligor is required under the terms of the related Receivable to maintain physical damage insurance covering the Financed Vehicle.

(j)

Certificate of Title. The Receivable File related to such Receivable contains the original Certificate of Title (or a photocopy or image thereof) or evidence that an application for a Certificate of Title has been filed.

(k)

Lawful Assignment. Such Receivable has not been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement are unlawful, void or voidable.

(l)

Chattel Paper. Such Receivable constitutes either “chattel paper” evidenced by a tangible copy or “chattel paper” evidenced by an electronic copy within the meaning of the UCC as in effect in the state of origination.

(m)	Simple Interest Receivable. Such Receivable is a Simple Interest Receivable.

(n)	APR. The Annual Percentage Rate of such Receivable ranges from 0.00% to 11.99%.

(o)	Maturity. As of the Cut-off Date, such Receivable had a remaining term to maturity of not less than 4 payments and not more than 80 payments.

(p)	First Payment. As of the Cut-off Date, the related Obligor has made the initial payment on such Receivable.

(q)

Balance. Such Receivable (i) had an original Principal Balance of not more than $137,541.00, and (ii) as of the Cut-off Date, had a Principal Balance of not less than $2,000.00 and not more than $130,887.56.

(r)	Delinquency. Such Receivable was not more than 29 days past due as of the Cut-off Date, and such Receivable has not been extended by more than two months.

(s)	Bankruptcy. The records of the Servicer do not reflect that the related Obligor was the subject of a bankruptcy proceeding as of the Cut-off Date.

(t)	Origination. Such Receivable has an origination date on or after April 10, 2020.

Schedule I-2	NAROT 2026-B Purchase Agreement

(u)

Receivable Files. There is only one original executed copy of each “tangible record” constituting or forming a part of such Receivable that is “chattel paper” evidenced by a tangible copy and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of such Receivable that is “chattel paper” evidenced by an electronic copy. The Receivable Files that constitute or evidence such Receivable do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Issuer.

(v)	Forced-Placed Insurance Premiums. No contract relating to such Receivable has had forced-placed insurance premiums added to the amount financed.

(w)	No Government Obligors. Such Receivable shall not be due from the United States or any state, or from any agency, department subdivision or instrumentality thereof.

Schedule I-3	NAROT 2026-B Purchase Agreement